February 4, 1999


Board of Directors
SGI International
1200 Prospect Street, Suite 325
La Jolla, CA 92037

     Re: Form S-2 Registration Statement

Ladies and Gentlemen:

     We have acted as special counsel for SGI International (the "Company") in connection with the preparation and filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-2, Registration No. 333-68811 (the "Registration Statement"), and the Prospectus to be included therein (the "Prospectus") pursuant to which it is proposed to offer up to 13,405,570 shares of Common Stock, no par value, for resale by the selling stockholders, as stated on the facing page of the Registration Statement. Capitalized terms used herein have the meanings ascribed to them in the Registration Statement unless otherwise noted.

     We are familiar with the proceedings by which the Common Stock has been authorized, and we have reviewed and are familiar with the Articles of Incorporation, as amended, and the By-Laws of the Company and such other corporate records and documents as we have deemed necessary to express the opinion herein stated. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents and all documents submitted to us certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that the Common Stock to be sold and delivered as contemplated by the Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the references to this firm in the Legal Matters section of the Registration Statement. We further consent to the use of this opinion as an exhibit to the Registration Statement.

                                        FISHER THURBER LLP


                                        By: /s/ David A. Fisher
                                            David A. Fisher


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